AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF ARADYME DEVELOPMENT CORPORATION

Pursuant to Utah Code Ann. Sections 16-10a-1003, 16-10a-1006, and 16-10a-1007, Aradyme Development Corporation, a Utah corporation, hereinafter referred to as the “Corporation,” hereby adopts the following Amended and Restated Articles of Incorporation, and certifies that:

1.	The name of the Corporation is Aradyme Development Corporation.

2.	Article III shall be amended to read as follows:

Article III

Authorized Shares

The Corporation shall have the authority to issue 51,000,000 shares, consisting of 50,000,000 shares of common stock, par value of $0.001, and 1,000,000 shares of preferred stock, par value of $0.001. The common stock, in the absence of a designation of a separate series by the board of directors as hereinafter provided, shall have unlimited voting rights and is entitled to receive the net assets of the Corporation upon dissolution. The board of directors of this Corporation is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

(a)         designate, in whole or in part, the preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class;

(b)         create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c)         alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly-unissued class of shares or any wholly-unissued series of any class of shares; or

(d)         increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution shall be as designated by the board of directors. Shares of any class of stock may be issued, without stockholder action, from time to time, in one or more series as may from time to time be determined by the board of directors.

3.           Previous Article V, entitled “Limitation on Liability,” has been renumbered as Article VI, and a new Article V, entitled “Board of Directors,” has been included, which reads as follows:

Article V

Board of Directors

The business and affairs of the Corporation shall be managed and controlled by or under the direction of a board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Amended and Restated Articles of Incorporation directed or required to be exercised or done by the stockholders of the Corporation. Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall otherwise provide. The number of directors of the Corporation, which shall constitute the whole board of directors, shall be such as from time to time fixed by or in the manner provided in the bylaws.

4.	Previous Article VI, entitled “Indemnification,” has been renumbered as Article VII.

5.           A new Article VIII, entitled “Transactions with Officers and Directors,” has been included, which reads as follows:

Article VIII

Transactions with Officers and Directors

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm, or association in which one or more of its directors or officers are directors or officers or are financial interested, is either void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof that authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

(a)         the fact of the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors;

(b)         the fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote; the votes of the common or interested directors or officers shall be counted in any such vote of stockholders; or

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(c)         the contract or transaction is fair as to the Corporation at the time it is authorized or approved.

6.           A new Article IX, entitled “Adoption or Amendment of Bylaws,” has been included, which reads as follows:

Article IX

Adoption or Amendment of Bylaws

Except as otherwise provided herein, the power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Utah now or hereafter existing.

7.	A new Article X, entitled “Amendments,” has been included, which reads as follows:

Article X

Amendments

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these Articles of Incorporation from time to time in accordance with the laws of the state of Utah, and all rights conferred on stockholders herein are granted subject to this reservation.

8.           Previous Article VII, entitled “Registered Office and Registered Agent,” has been renumbered as Article XI.

9.	Previous Article VIII, entitled “Incorporator,” has been deleted.

10.         The text of the Amended and Restated Articles of Incorporation is amended and restated to read as set forth in Appendix A attached hereto.

11.         These Amended and Restated Articles of Incorporation were duly adopted in accordance with Utah Code Ann. Section 16-10a-1003, and restate, integrate, and further amend the provisions of the Corporation’s articles of incorporation.

12.         The president and secretary of the Corporation do hereby certify that on February 14, 2006, the foregoing Amended and Restated Articles of Incorporation of Aradyme Development Corporation were authorized and approved, pursuant to Utah Code Ann. Section 16-10a-1003, by the board of directors and the sole stockholder of the one issued and outstanding share of common stock of the Corporation.

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                The undersigned affirm and acknowledge, under penalties of perjury, that the foregoing instrument is their act and deed and that the facts stated herein are true.

DATED this 14th day of February, 2006.

/s/ James R. Spencer	/s/ Merwin D. Rasmussen
James R. Spencer, President	Merwin D. Rasmussen, Secretary

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

On this 14th day of February, 2006, personally appeared before me, the undersigned, a notary public, James R. Spencer and Merwin D. Rasmussen, who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above named Corporation, acknowledged that they signed the foregoing Amended and Restated Articles of Incorporation, and verified that the statements contained therein are true.

/s/ Martina Walker
Notary Public

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Appendix A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ARADYME DEVELOPMENT CORPORATION

These Amended and Restated Articles of Incorporation of Aradyme Development Corporation (hereinafter referred to as the “Corporation”), have been duly adopted in accordance with Utah Code Ann. Section 16-10a-1003.

Article I

Name

The name of the Corporation shall be Aradyme Development Corporation.

Article II

Purpose

The Corporation is organized for the following purposes:

(a)         to engage in the design, development, production and marketing of computer software and systems; and

(b)         to engage in any lawful purpose or purposes for which a corporation may be organized under the Utah Revised Business Corporation Act, as amended.

Article III

Authorized Shares

The Corporation shall have the authority to issue 51,000,000 shares, consisting of 50,000,000 shares of common stock, par value of $0.001, and 1,000,000 shares of preferred stock, par value of $0.001. The common stock, in the absence of a designation of a separate series by the board of directors as hereinafter provided, shall have unlimited voting rights and is entitled to receive the net assets of the Corporation upon dissolution. The board of directors of this Corporation is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

(a)         designate, in whole or in part, the preferences, limitations and relative rights of any class of shares before the issuance of any shares of that class;

(b)         create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations and relative rights of the series, all before the issuance of any shares of that series;

(c)         alter or revoke the preferences, limitations and relative rights granted to or imposed upon any wholly-unissued class of shares or any wholly-unissued series of any class of shares; or

(d)         increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution shall be as designated by the board of directors. Shares of any class of stock may be issued, without stockholder action, from time to time, in one or more series as may from time to time be determined by the board of directors.

Article IV

Control Share Acquisition

The provisions of the Control Share Acquisitions Act, Utah Code Ann. Section 61-6-1 et seq., shall not be applicable to control share acquisition of the securities of the Corporation. This election is made in accordance with the provisions of Utah Code Ann. Section 61-6-1 et seq.

Article V

Board of Directors

The business and affairs of the Corporation shall be managed and controlled by or under the direction of a board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Amended and Restated Articles of Incorporation directed or required to be exercised or done by the stockholders of the Corporation. Election of directors at an annual or special meting of stockholders need not be by written ballot unless the bylaws of the Corporation shall otherwise provide. The number of directors of the Corporation, which shall constitute the whole board of directors, shall be such as from time to time fixed by or in the manner provided in the bylaws.

Article VI

Limitation on Liability

To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director.

Article VII

Indemnification of Officers, Directors and Others

To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, the Corporation shall indemnify directors as set forth in the bylaws. The Corporation may indemnify officers, employees, fiduciaries, and agents to the extent provided for in the bylaws or authorized by the board of directors.

Article VIII

Transactions with Officers and Directors

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm, or association in which one or more of its directors or officers are directors or officers or are financial interested, is either void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof that authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

(a)         the fact of the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors;

(b)         the fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote; the votes of the common or interested directors or officers shall be counted in any such vote of stockholders; or

(c)         the contract or transaction is fair as to the Corporation at the time it is authorized or approved.

Article IX

Adoption or Amendment of Bylaws

Except as otherwise provided herein, the power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Utah now or hereafter existing.

Article X

Amendments

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these Articles of Incorporation from time to time in accordance with the laws of the state of Utah, and all rights conferred on stockholders herein are granted subject to this reservation.

Article XI

Registered Office and Registered Agent

The address of the Corporation’s registered office and the name of the registered agent at that address in the state of Utah are:

James R. Spencer

1255 North Research Way, Building Q3500

Orem, Utah 84097

Either the registered office or the registered agent may be changed in the manner provided for by law.

The undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is my act and deed and that the facts stated herein are true.

DATED this 14th day of February, 2006.

/s/ James R. Spencer	/s/ Merwin D. Rasmussen
James R. Spencer, President	Merwin D. Rasmussen, Secretary

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